Exhibit 99.1

News Release

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:	Barbara Brungess
610-727-7199
bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN PRICES $500 MILLION 3.50% SENIOR NOTES DUE 2021

VALLEY FORGE, PA. November 8, 2011 —AmerisourceBergen Corporation (NYSE: ABC) today announced that it priced $500 million aggregate principal amount of its 3.50% Senior Notes due November 15, 2021 in an underwritten registered public offering. The offering is being made pursuant to an effective shelf registration statement AmerisourceBergen filed with the Securities and Exchange Commission (SEC) on September 30, 2009, as amended on November 4, 2009, December 1, 2010 and November 3, 2011. The offering is expected to close on November 14, 2011, subject to customary closing conditions. AmerisourceBergen intends to use the net proceeds from this offering for general corporate purposes.

The joint book-running managers for the offering are J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC. Earlier today, AmerisourceBergen filed a preliminary prospectus supplement and an accompanying prospectus with the SEC in connection with the offering of the senior notes. Copies of these materials can be made available by contacting: J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York, 10179, Attention: High Grade Syndicate Desk, or by telephone at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated at 100 West 33rd Street, New York, New York 10001, Attention: Prospectus Department, or by telephone at 1-800-294-1322; or Wells Fargo Securities, LLC at 1525 West W. T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attention: Capital Markets Client Support, or by telephone at 1-800-326-5897. Electronic copies of the preliminary prospectus supplement and accompanying prospectus are also available on the SEC’s Web site at www.sec.gov.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes, nor shall there be any sale of the senior notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

News Release

About AmerisourceBergen

AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both healthcare providers and pharmaceutical manufacturers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With more than $80 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 11,000 people. AmerisourceBergen is ranked #27 on the Fortune 500 list.

Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. Among the factors that could cause actual results to differ materially from those projected, anticipated or implied are the following: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale and purchase of pharmaceutical products or any related litigation, including shareholder derivative lawsuits; changes in federal and state legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceutical products we distribute, including certain anemia products; price inflation in branded pharmaceuticals and price deflation in generics; greater or less than anticipated benefit from launches of the generic versions of previously patented pharmaceutical products; significant breakdown or interruption of our information technology systems; our inability to continue to implement an enterprise resource planning (ERP) system to handle business and financial processes and transactions (including processes and transactions relating to our customers and suppliers) of AmerisourceBergen Drug Corporation operations and our corporate functions as intended without functional problems, unanticipated delays and/or cost overruns; success of integration, restructuring or systems initiatives; interest rate and foreign currency exchange rate fluctuations; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States, including changes and/or potential changes in Canadian provincial legislation affecting pharmaceutical product pricing or service fees or regulatory action by provincial authorities in Canada to lower pharmaceutical product pricing and service fees; the impact of divestitures or the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax laws or legislative initiatives that could adversely affect our tax positions and/or our tax liabilities or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain, adequate liquidity and financing sources; volatility and deterioration of the capital and credit markets; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.

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